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                                                                    EXHIBIT 3(C)

                                    BY-LAWS
                                       of
                           CURTICE BURNS FOODS, INC.

                                    Offices

     1. The principal office of the corporation shall be in the City of Rochester, County of Monroe, and State of New York.

     2. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                            Meetings of Shareholders

     3. All meetings of the shareholders shall be held at the principal office of the corporation in the State of New York, or at such place either within or without the State of New York, as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     4. The annual meeting of the shareholders of the corporation shall be held on a date designated by the Board of Directors.

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     5. Written notice  of the annual  meeting stating the  place, the date  and hour shall be given personally or by mail not less than ten nor more than fifty days before the date of the meeting to each shareholder entitled to vote at such meeting. Written notice of a special meeting stating the place, date and hour, and indicating that it is being issued by or at the direction of the person or persons calling the meeting, and stating the purpose or purposes for which the meeting is called, shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting to each shareholder entitled to vote at such meeting.

     6. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by resolution of the Board of Directors or by the Chairman of the Board or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing by shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding entitled to vote for the election of directors. Such request shall state the purpose or purposes of the proposed meeting.

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     7.  Business  transacted  at all  special  meetings  shall  be  confined to the purposes stated in the notice of such meeting.

     8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. If a quorum shall not be present or represented, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place to which the meeting is adjourned, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     9. A list of shareholders as of the record date, certified by the Secretary or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced

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as evidence of
the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     10. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation, each shareholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the corporation. All elections shall be determined by a plurality vote, and, except as otherwise provided by law or in the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present or represented at such meeting and voting on such questions.

     11. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Except for a proxy made irrevocable to the extent permitted under
Section 609 of the Business Corporation Law, every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns.

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     12.  The Board  of Directors,  in advance  of any  meeting of shareholders, shall appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders meeting may, and on the request of any shareholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties or inspector at such meeting with strict impartiality and according to the best of his ability.

                                   Directors

     13. The Board of Directors shall consist of not less than three nor more than seventeen directors, with the number of directors constituting the board to be fixed from time to time within such limits by resolution of the board, and with all directors being of full age and at least one being a citizen of the United States and a resident of the State of New York. Directors shall be elected at the annual meeting of shareholders and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. No person who is not a shareholder of the corporation shall serve as a director.
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     14. A director may  be removed with  or without cause  by majority vote  of shareholders entitled to vote for the election of directors at a meeting duly called for such purpose. Except as otherwise provided by law, a director may be removed for cause at any time by resolution of the Board of Directors, provided that such director prior to his removal shall have received a copy of the charges against him, delivered to him personally or by mail at least ten days prior to the adoption of such resolution, and provided further that prior to the adoption of such resolution such director shall have an opportunity to be heard on such charges at a meeting of the board of directors called for such purpose. If the office of any director or directors becomes vacant for any reason (except the removal of a director without cause) the directors in office, although less than a quorum, by a majority vote may choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of directors. Vacancies occurring on the Board by reason of the removal of directors without cause may be filled only by vote of the shareholders at a meeting called for such purpose.

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     15.  The business  of this  corporation shall  be managed  by its  Board of
Directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws required to be exercised or done by the shareholders.

     16. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, but no resignation shall discharge any accrued obligation or duty of a director.

                            Meetings of the Board

     17. The directors may hold their meetings at the office of the corporation in Rochester, New York, or at such other places, either within or without the State of New York, as they may from time to time determine.

     18. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by resolution of the board. Any member or members of the board or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. All votes will be taken by roll call.

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     19.  Special meetings of the Board or Board committees may be called by the
President on notice of three calendar days to each director either personally, or by mail, or by wire; also special meetings shall be called by the President or Secretary in a like manner on the written request of two directors. If the special meetings are telephone conference calls, the notice requirement is reduced to 24 hours.

     20. At all meetings of the board, the presence of a majority of the entire number of directors shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting, at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these By-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting. Notice of any adjourned meeting of the Board, specifying the time and place of the next meeting shall be given to the directors who were not present at the time of the adjournment, and unless such time and place are announced at the meeting, to the other directors.

                          Compensation of Directors

     21. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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                              Interested Directors

     22. Inasmuch as the directors of this corporation are likely to be persons of large and diversified business interests, and to be connected with other corporations with which, from time to time, this corporation may have business dealings, no contract or other transaction between this corporation and one or more of its directors, or between this corporation and any other corporation, firm, association or other entity in which one, or more of its directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the board, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose:

          (1) If the fact of such common directorship, officership or financial interest is disclosed or known to the board or committee, and the board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors; or

          (2) If such common directorship, officership or financial interest is disclosed or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholders; or

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          (3) If the contract  or transaction is fair  and reasonable as to  the corporation at the time it is approved by the board, a committee or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board or of a committee which approves such contract or transaction.

                                Waiver of Notice

     23. Whenever by law the provisions of the Certificate of Incorporation or these By-laws, the shareholders or the Board of Directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or in the case of a shareholder, by his attorney thereunto authorized. The attendance of any shareholder at a shareholders' meeting, in person or by proxy or a director at a directors meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

                            Committees of the Board

     24. The Board of Directors, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the board, except as to the following matters:

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          (1)  The submission to shareholders of any action that by law requires authorization of shareholders.

          (2) The filling of vacancies in the board of directors or in any committee.

          (3) The fixing of compensation of any director for serving on the board or on any committee.

          (4) The amendment or repeal of the by-laws, or the adoption of new by-laws.

          (5) The amendment or repeal of any resolution of the board which by its terms shall not be so amendable or repealable.

     The board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the board of directors.

                                    Officers

     25. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer. any two of the aforesaid offices except those of President and Secretary may be held by the same person.

     26. The directors, immediately after each annual meeting or shareholders, shall elect from their number the chairman of the board and the president and also one or more vice-presidents, a secretary and a treasurer who need not be members of the board.

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     27. The board may appoint such  other officers as it shall deem  necessary, who shall have authority and shall perform such duties as from time to time shall be prescribed by the board.

     28. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

     29. The officers of the corporation shall hold office for one year and until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                             Chairman of the Board

     30. The Chairman of the Board, or in his absence the President, shall preside at all meetings of the Board of Directors and the shareholders. The Chairman of the Board shall appoint, subject to the approval of the board, all committees except the Executive Committee, or any other committee created pursuant to Section 24 of the By-laws, and shall be ex officio a member of all committees, and shall perform such other duties as from time to time may be prescribed by the By-laws or by the Board of Directors. The President shall be ex officio a member of all committees.

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
                                 The President

     31. The President shall be the executive officer of the corporation, and in the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors; he shall have the management of the business of hte corporation and shall see that all orders and resolutions of the board are carried into effect.

                            Executive Vice-President

     32. The Executive Vice-President, in the absence or disability of the President, shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

                                 The Secretary

     33. The Secretary shall attend all sessions of the board and executive committee and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board of Directors. He shall keep

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at  the principal  office of  the corporation  a book  or record  containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places of residence, the number and class of shares held by them respectively, and the date when they respectively became the owners of record thereof. He shall keep such book on record and the minutes of the proceedings of its shareholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof, he shall prepare and make available a current list of the officers and directors of the corporation and their resident addresses.

                                 The Treasurer

     34. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuable effects in teh name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the President

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and directors at the regular meetings of the board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     35. He shall, if required by the board, give the corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the board, conditioned upon the faitful performance of his duties and for the restoration to the corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and othe property of whatever kind in his possession, or under his control belonging to the corporation.





                                Indemnification

     36. The corporation shall indemnify any person, made a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director, officer, or employee of the corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director, officer, or employee is adjudged to have breached his duty to the corporation. The corporation shall indemnify any person, made, or threatened to be

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made,  a party to an action  or proceeding other than one  by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director, officer, or employee of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director, officer, or employee of the corporation, or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director, officer, or employee acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

                             Certificates of Stock

     37. The certificates of stock of the corporation shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit that the

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corporation  is formed under the  laws of this state,  the holder's name and the number of shares and shall be signed by the Chairman or Vice-Chairman of the Board or President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and shall bear the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk, and by a registrar other than the corporation itself or its employee, the signature of any such officers may be facsimile, engraved or printed.





                               Lost Certificates

     38. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

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                               Transfers of Stock

     39. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or its transfer agent to issue a new certificate to the person entitled thereto, and to cancel the old certificate; every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office in Rochester or at the office of its transfer agent or registrar in this state.

     40. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

                             Fixing of Record Date

     41. The Board of Directors may prescribe a period not more than fifty nor less than ten days prior to the date of meetings of the shareholders or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose

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

without a meeting, during which no transfer of stock on the books of the corporation may be made; or in lieu of prohibiting the transfer of stock, may fix a time not more than fifty nor less than ten days prior to the date of any meeting of shareholders or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, as the time of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may also fix a time not exceeding fifty days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences or rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, rights or interests.






                                   Dividends

     42. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation relating thereto may be declared by the

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Board of Directors at any regular or special meeting, pursuant to law.

     43. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                      Seal

     44. The seal of the corporation shall be circular in form and contain the name of the corporation, the year of its organization and the words 'Corporate Seal, New York'. The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                                     Checks

     45. All checks or demands for money and notes of the corporation shall be signed by such officer or officers of such other person or persons as the Board of Directors may from time to time designate.

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                                   Amendments

     46. The By-laws may be amended by a majority vote of all the holders of shares issued and outstanding and entitled to vote present or represented at any annual or special meeting of the shareholders at which a quorum is present or represented, provided notice of the proposed amendment shall have been contained in the notice of the meeting.

     47. Subject to the By-laws adopted by the shareholders, the By-laws may be amended by the affirmative vote of a majority of the Board of Directors, at any regular meeting, or at any special meeting of the Board if notice of the proposed amendment shall have been given. However, any by-laws adopted by the Board of Directors may be altered, amended or repealed by the shareholders. If any by-law regulating an impending election of directors is adopted or amended or repealed by the board, there shall be set forth in the notice of the next meeting of the shareholders for the election of directors the by-law so adopted or amended or repealed together with a concise statement of the changes made. The directors may repeal by-laws passed by them but may not repeal the by-laws passed by the shareholders.

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